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                                                                    EXHIBIT 10.9

                      CHANGE IN CONTROL SEVERANCE AGREEMENT

      THIS AGREEMENT is effective as of the 1st day of July 2003, between Laurel Savings Bank (the "Bank"), a Pennsylvania-chartered savings bank and wholly owned subsidiary of Laurel Capital Group, Inc. (the "Corporation"), and Robert A. Stephens (the "Executive").

                                   WITNESSETH

      WHEREAS, the Executive is presently an officer of the Bank, and the Bank desires to be ensured of the Executive's continued active participation in the business of the Bank;

      WHEREAS, in order to induce the Executive to remain in the employ of the Bank and in consideration of the Executive's agreeing to remain in the employ of the Bank, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Bank is terminated under specified circumstances.

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

      1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

      (a) ANNUAL COMPENSATION. The Executive's "Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of base salary and bonus paid to the Executive by the Corporation, the Bank or any subsidiary of either entity during the calendar year in which the Date of Termination occurs (determined on an annualized basis) or either of the two calendar years immediately preceding the calendar year in which the Date of Termination occurs.

      (b) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this subparagraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Bank and/or the Corporation.

      (c) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Corporation is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in

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Sections 13(d) and 14(d) of the Exchange Act and with respect to the
Bank, other than the Corporation) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or the Bank representing 25% or more of the combined voting power of the Corporation's or the Bank's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation or the Board of Trustees of the Bank (referred to hereinafter collectively as "Boards of Directors") cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director or trustee, as the case may be, was approved by a vote of at least two-thirds OF the directors or trustees, as the case may be, then still in office who were directors at the beginning of the period.

      (d) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (e) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

      (f) DISABILITY. Termination by the Bank of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Bank, the Corporation or any subsidiary of either entity or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

      (g) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive following a Change in Control of the Corporation based on:

            (i) Without the Executive's express written consent, the assignment by the Bank to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Bank immediately prior to a Change in Control of the Corporation, or a material change in the Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to such a Change in Control, of the Corporation or any removal of the Executive from or any failure to re-elect the Executive to any of such responsibilities, titles or offices, except in connection with the termination of the Executive's employment for Cause, Disability or Retirement or as a result of the Executive's death or by the Executive other than for Good Reason;

            (ii) Without the Executive's express written consent, a reduction by the Bank in the Executive's base salary as in effect immediately prior to the date of the Change in Control of the Corporation or as the same may be increased

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                  from time to time thereafter or a reduction in the package of fringe benefits provided to the Executive, taken as a whole;

            (iii) The principal executive office of the Bank is relocated more than fifty (50) miles from its location as of the date hereof or, without the Executive's express written consent, the Bank requires the Executive to be based anywhere other than an area in which the Employer's principal executive office is located, except for required travel on business of the Bank to an extent substantially consistent with the Executive's present business travel obligations immediately preceding the Change in Control of the Corporation;

            (iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

            (v) The failure by the Bank to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 7 hereof.

      (h) IRS. IRS shall mean the Internal Revenue Service.

      (i) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Bank for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by a written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Bank's termination of Executive's employment for Cause; and (iv) is given in the manner specified in Section 8 hereof.

      (j) RETIREMENT. Termination by the Bank of the Executive's employment based on "Retirement" shall mean voluntary termination by the Employee in accordance with the Bank's or the Corporation's retirement policies, including early retirement, generally applicable to their salaried employees.

      2. BENEFITS UPON TERMINATION. If the Executive's employment by the Employers shall be terminated within the two (2) year period subsequent to a Change in Control of the Corporation by (i) the Bank for other than Cause, Disability, Retirement or the Executive's death (ii) the Executive for Good Reason or (iii) the Executive for any reason within the first sixty (60) days following the one year anniversary of the Change in Control of the Corporation, then the Bank shall:

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      (a) pay to the Executive, in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five (5) days of the Date of Termination (at the Executive's election), a cash severance amount equal to two
(2) times the Executive's Annual Compensation; and

      (b) maintain and provide for a period ending at the earlier of (i) twelve
(12) months from the Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by the Employers in which the Executive was entitled to participate immediately prior to the Date of Termination (excluding (x) any additional contributions under ay of the Bank's or the Corporation's qualified defined contribution or defined benefit plans, (y) stock option plans or restricted stock plans of the Corporation and (z) cash incentive compensation included in Annual Compensation), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (b) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with either (A) benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination or (B) a cash payment equal to the then current monthly cost of benefits multiplied by the number of whole months remaining in the period curing which benefits are required to be provided under the terms of this subparagraph
(b).

      3. LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits due Executive pursuant to Section 2 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Bank or the Corporation, would constitute a "parachute payment" under
Section 280G of the Code, the payments and benefits payable by the Bank or Corporation pursuant to Section 2 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank or Corporation under Section 2 being non-deductible to the Bank and the Corporation pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 2 shall be based upon the opinion of independent counsel selected by the Bank's independent public accountants and paid by the Bank. Such counsel shall be reasonably acceptable to the Bank and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 3, or a reduction in the payments and benefits specified in Section 2 below zero.

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      4. MITIGATION; EXCLUSIVITY OF BENEFITS.

      (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor, except as otherwise provided herein, shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

      (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Bank pursuant to employee benefits plans of the Bank or the Corporation or otherwise.

      5. WITHHOLDING. All payments required to be made by the Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

      6. SEVERABILITY. If any term, provision, paragraph or section of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, such determination shall not effect the remaining terms, provisions or paragraphs or sections of this Agreement which shall continue to be given full force and effect. If any term, provision, paragraph or section of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable because of the duration thereof or the geographical area included therein, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or restrict the geographical areas of such term, provision, paragraph or section and/or to delete such specific works or phrases which the court shall deem necessary to permit enforcement of such term, provision, paragraph or section in restricted form. Should any court of competent jurisdiction find any term, provision, paragraph or section of this Agreement invalid or unenforceable, or enforceable only in restricted form, then any such finding shall apply only to the jurisdiction of such Court and shall not serve to alter or amend this Agreement in any other jurisdiction.

      7. ASSIGNABILITY. The Bank may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank or Corporation may hereafter merge or consolidate or to which the Bank or the Corporation may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of laws or expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      8. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

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         To the Bank:             President
                                  Laurel Capital Group, Inc.
                                  2724 Harts Run Road
                                  Allison Park, Pennsylvania 15101

         To the Executive:        Robert A. Stephens
                                  207 Oak Leaf Drive
                                  Mars, PA 16046

      9. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Bank to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      10. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania. Any actions brought with respect to this Agreement or performance of services hereunder may be brought only in the state or federal courts of Allegheny County, Pennsylvania and the parties consent to the jurisdiction and venue therein.

      11. NATURE OF EMPLOYMENT AND OBLIGATIONS.

      (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Bank and the Executive, and the Bank may terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

      (b) Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

      12. TERM OF AGREEMENT. The term of this Agreement shall be for two (2) years, commencing as of July 1, 2003 (the "Effective Date"). Commencing on the first anniversary of the Effective Date, the term of this Agreement shall extend for an additional year on each annual anniversary of the Effective Date of this Agreement until such time as the Board of Trustees of the Bank or the Executive give notice in accordance with the terms of Section 8 hereof of its or his election, respectively, not to extend the term of this Agreement. As a consequence, subsequent to the first anniversary of the Effective Date, the remaining term of this Agreement

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will be between one (1) and two (2) years. Such written notice of the election not to extend must be given not less than thirty (30) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

      13. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      15. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. Section 1828(k)) and any regulations promulgated thereunder, including 12 C.F.R. Part 359.

      16. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Bank and the Executive with respect to the matters agreed to herein. All prior agreements, if any, between the Bank and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                           LAUREL CAPITAL GROUP, INC.

______________________________    By:  _________________________________________
John A. Howard, Jr., Secretary          Edwin R. Maus
                                        President and Chief Executive Officer

Witness:

______________________________    By:  _________________________________________
John A. Howard, Jr., Secretary          Robert A. Stephens
                                        Senior Vice President

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